# MSB Financial Corp.

## Investor Presentation 2016

MSB Financial Corp.

Millington Bank Est. 1911

Vision. Integrity. Passion.

## Forward Looking Statement Disclaimer

*This presentation may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, our ability to deploy capital in the future through the implementation of dividends or stock repurchases, the successful conversion of our core system and our continued ability to manage cybersecurity risks.*

## 2015 was an exciting year for MSB Financial Corp. with the successful completion of the second step conversion and the rebranding of the Company and the Bank . . .

- The Company raised capital with proceeds of about $37.7 million.
  - The Company's tangible equity as a percentage of tangible assets is 20.33%.

- Since the completion of the second step conversion, the Company's stock price has increased by nearly 30% over the offering price.

- The loan portfolio grew by more than 13% in 2015 with loan mix shifting more heavily into commercial real estate. Due to the significant increase in capital from the capital raised through the conversion, the Bank remains well below regulatory commercial real estate concentration thresholds.

- There was continued improvement in the Bank's risk profile as a result of the execution of executive management initiatives.

## The Company also made the following staffing changes . . .

- Key Executive Management Changes
  - Chief Operating Officer- Robert Russell
  - Chief Credit Officer- Nancy Schmitz*
  - Chief Lending Officer- John Bailey*
  - Chief Financial Officer- John Kaufman

- The Bank currently has three senior lenders on staff

*The Bank made the conscious decision to divide responsibilities on the lending side between credit and originations/sales. Previously, both functions were incorporated into one Department.

## In 2016, the Company added two new directors to the Board who bring a diverse set of experience and expertise to the Board of Directors . . .

- **Raymond J. Vanaria**
  - Mr. Vanaria is a Member of the Certified Public Accounting firm, Malesardi, Quackenbush, Swift & Company LLC, a firm he joined in 1983. Mr. Vanaria specializes in individual and corporate taxation, auditing and small business consulting. From July 2014 to January 2016, Mr. Vanaria served on the Board of Directors of ConnectOne Bancorp, headquartered in Englewood Cliffs, New Jersey. Prior to the merger of Center Bancorp with ConnectOne Bancorp, he was Vice Chairman of the Board of Center Bancorp.
  - Mr. Vanaria is a member of the Audit Committee.
- **Robert Vollers**
  - Robert D. Vollers is Managing Director/Partner of Heritage Guild Companies which operates three retail firearms and archery stores a training academy. He is also Managing Member/Partner of eight Stowaway Self Storage Facilities located in New Jersey, Pennsylvania and New York as well as Managing Member/Partner of Flemington Sportsplex Facility, an ice and indoor turf facility located in Flemington, New Jersey. He is a Member of the Board of Directors and a significant shareholder of Vollers Inc. and Vollers Excavating. He served in various capacities in Vollers Excavating and Vollers Inc. including serving as Chief Executive Officer from 2004-2015. He previously served as a Regional Director of Team Capital Bank, a de novo bank formed in 2005 which was acquired in 2014 by Provident Financial Services, Inc.
  - Mr. Vollers is a member of the Compensation Committee.

As of April 15, 2016, the Company is trading at 100.7% of tangible book value . . .


MSBF Historical Stock Price
$14
$13
$12
$11
$10
$9
$8
$7
$6
10/31/2014
11/30/2014
12/31/2014
1/31/2015
2/28/2015
3/31/2015
4/30/2015
5/31/2015
6/30/2015
7/31/2015
8/31/2015
9/30/2015
10/31/2015
11/30/2015
12/31/2015
1/31/2016
2/29/2016
3/31/2016

| | Date | Return |
|---|---|---|
| Announcement Date | 11/14/2014 | 69.10% |
| Conversion Date | 7/16/2015 | 29.70% |

MSB Financial Corp.

Millington Bank Est. 1911
Vision. Integrity. Passion.

MSB Financial Corp. is the parent company of Millington Bank that operates five branches located in Somerset and Morris Counties within New Jersey. Both of these counties are attractive market areas and are home to high net worth households with greater projected household income growth compared to the rest of the state . . .



NEW JERSEY
Basking Ridge
Bernardsville
Millington
Martinsville
Newark
Jersey City
New York
Brooklyn
Staten Island
Lower Bay
Raritan Bay
Sandy Hook Bay



NY
PA
NJ

**Millington Branch**
1902 Long Hill Road
Millington

**Martinsville Branch**
1924 Washington Valley Road
Martinsville

**Riverwalk Branch**
675 Martinsville Road
Basking Ridge

**Bernardsville Branch**
122 Morristown Road
Bernardsville

**Dewy Meadow Branch**
415 King George Road
Basking Ridge

| County | Total Population 2016 (Actual) | Population Change 2010-2016 (%) | Projected Population Change 2016-2021 (%) | Median HH Income 2016 ($) | Projected HH Income Change 2016-2021 (%) |
|---|---|---|---|---|---|
| Morris | 501,318 | 1.84 | 1.64 | 102,857 | 7.81 |
| Somerset | 335,308 | 3.67 | 2.78 | 102,212 | 7.68 |
| **Weighted Average: New Jersey Franchise** | | **2.47** | **2.03** | **102,634** | **7.76** |
| Aggregate: Entire State of New Jersey | 8,985,147 | 2.20 | 1.97 | 72,173 | 5.02 |

MSB Financial Corp.

Millington Bank Est. 1911
Vision. Integrity. Passion.

# Based on the Bank's **internal** Enterprise Risk Management (ERM) assessment, the Bank has a strong risk profile . . .

- **Capital**
  - Since the conversion, the Bank is significantly well capitalized and needs to further leverage capital in order to improve profitability.
- **Asset Quality**
  - The Bank has continued to improve its asset quality position over the eight quarters.
  - Classified assets as a percentage of Tier 1 Capital plus ALLL continues to decline and is considered to be low risk.
  - The Bank has begun to increase its level of commercial real estate and multifamily loan originations.
- **Management**
  - Based on the CAMELS components, management is strong.
  - The Bank recently increased its level of expertise at the executive management and Board level.
- **Earnings**
  - The Bank has historical held a modest level of core profitability but is projected to significantly improve its earnings profile through leveraging capital and growing earning assets.
- **Liquidity**
  - The Bank has minimal reliance on wholesale funding sources but is projected to increase its level of wholesale funding in the future. However, all funding sources will remain within policy concentration limits.
- **Sensitivity**
  - The Bank has a strong sensitivity profile and remains within all policy limits.

# The Bank has leveraged capital in order to grow the loan portfolio, which has increased by $30.9 million, or 13.12% over the most recent year . . .



Total Loans
270,000
265,000
260,000
255,000
250,000
245,000
240,000
235,000
230,000
225,000
220,000
215,000
12/1/2014
3/1/2015
6/1/2015
9/1/2015
12/1/2015

| | 12/31/2014 | 3/31/2015 | 6/30/2015 | 9/30/2015 | 12/31/2015 |
|---|---|---|---|---|---|
| Total Loans, Gross | 235,083 | 242,851 | 248,596 | 255,823 | 265,914 |

| Loan Composition | 2015 Q4 Loan Mix | 2014 Q4 Loan Mix | 2015 Q4 Percent of Risk Based Capital | 2014 Q4 Percent of Risk Based Capital |
|---|---|---|---|---|
| Residential Mortgages | 61.28% | 65.78% | 284.27% | 398.92% |
| Home Equity Loans | 9.91% | 11.43% | 45.95% | 69.30% |
| Multi-family Mortgages | 4.67% | 0.82% | 21.66% | 4.97% |
| Owner Occ. Commercial Real Estate | 6.23% | 6.97% | 28.90% | 42.25% |
| Non Owner Occ. Commercial Real Estate | 11.47% | 5.02% | 53.20% | 30.46% |
| Construction & Land Loans | 2.35% | 4.73% | 10.89% | 28.66% |
| Commercial & Industrial Loans | 3.85% | 4.10% | 17.86% | 24.89% |
| Consumer Loans | 0.19% | 0.49% | 0.86% | 2.97% |
| Other Loans | 0.06% | 0.05% | 0.28% | 0.32% |
| **Total Loans** | **100.00%** | **100.00%** | | |

## The Company's deposit base modestly decreased, however the deposit mix is beginning to shift out of CDs and more heavily into core deposit accounts . . .


Total Deposits
268,000
266,000
264,000
262,000
260,000
258,000
256,000
254,000
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015
Total Deposits 266,068 265,760 265,349 258,112 262,598

| Deposit Composition | 2015 Q4 Deposit Mix | 2014 Q4 Deposit Mix |
|---|---|---|
| Demand Deposits | 10.76% | 9.39% |
| Transaction Accounts | 15.95% | 15.56% |
| Savings Accounts | 35.96% | 34.92% |
| Money Market Accounts | 4.82% | 4.86% |
| Time Deposits | 32.51% | 35.28% |
| **Total Deposits** | **100.00%** | **100.00%** |

The Bank's capital levels are stronger as a result of the second step conversion. The additional capital allows the Bank to grow the balance sheet and allows the Bank to diversify more heavily into Commercial Real Estate and Multifamily lending before reaching the 300% regulatory concentration limit . . .

| (in $000s) | 12/14 Q | 12/15 Q |
|---|---|---|
| **Capital Adequacy** | | |
| Tier 1 Common Capital (CET1) | NA | 76,442 |
| Tier 1 Capital | 41,099 | 76,442 |
| Total Capital Ratio (%) | 43,673 | 79,541 |
| Total Risk-weighted Assets | 204,863 | 247,465 |
| Tier 1 Common Capital (CET1) Ratio (%) | NA | 30.89 |
| Tier 1 Ratio (%) | 20.06 | 30.89 |
| Total Capital Ratio (%) | 21.32 | 32.15 |
| Leverage Ratio (%) | 11.93 | 21.10 |

## The Bank's asset quality has improved significantly as a result of a continued decline in nonaccrual loans. The Bank's charge-offs as well as OREO balances have declined significantly over the past eight quarters . . .

| | 12/14 Q | 03/15 Q | 06/15 Q | 09/15 Q | 12/15 Q |
|---|---|---|---|---|---|
| **Asset Quality (%)** | | | | | |
| NPAs/ Assets | 5.45 | 5.81 | 4.58 | 4.87 | 4.49 |
| NPAs Excl Restructured/ Assets | 2.06 | 2.39 | 1.68 | 1.79 | 1.57 |
| NPAs & 90+ PD/ Assets | 5.55 | 5.89 | 4.65 | 5.02 | 4.57 |
| NPAs/ Loans & REO | 7.84 | 8.28 | 7.67 | 7.04 | 6.35 |
| Nonaccrual & 90+ & OREO/ Assets | 2.16 | 2.47 | 1.75 | 1.94 | 1.65 |
| NPAs & 90+ PD/ Loans & REO | 7.99 | 8.40 | 7.79 | 7.25 | 6.45 |
| NPAs & Loans 90+/ Tangible Common Equity + LLR | 42.30 | 45.64 | 43.23 | 23.27 | 21.46 |
| NCOs/ Avg Loans | (0.17) | 0.01 | 0.05 | 0.07 | 0.11 |
| Loan Loss Reserves/ Gross Loans | 1.55 | 1.47 | 1.44 | 1.40 | 1.35 |
| Reserves/ NPAs | 19.61 | 17.71 | 18.76 | 19.84 | 21.34 |
| Loan Loss Provision/ NCO | NM | NM | 120.69 | 95.24 | 130.43 |

The capital raised through the second step conversion has allowed the Bank to improve net interest income, as the additional growth in the loan portfolio has improved interest income. Interest expense has also declined as a result of a decrease in cost of funds . . .

(in $000)

| | 12/14 Q | 03/15 Q | 06/15 Q | 09/15 Q | 12/15 Q |
|---|---|---|---|---|---|
| Interest Income | 2,981 | 2,934 | 3,033 | 3,116 | 3,123 |
| Interest Expense | 582 | 554 | 548 | 532 | 522 |
| Net Interest Income | 2,399 | 2,380 | 2,485 | 2,584 | 2,601 |

- In 2015, the Bank incurred the following non-recurring expenses:
  - Severance package
  - Core Processor Conversion
  - Administrative expenses associated with the conversion and fiscal year end change

## On a forward looking basis, the Company plans to do the following . . .

- Improve the efficiency ratio through
  - Balance sheet growth
  - Controlled expenses
  - Increasing loans as a percentage of assets
  - Continued generation of low cost core non-maturity deposits
- Analyze stock repurchase (cannot be implemented until one year after conversion date)
- Cash dividends will be considered based upon earnings performance
- The Company will implement a new core processor/Electronic Data Processor
- In order to improve IT and cybersecurity controls, the Company will implement a managed IT process